Exhibit 23-2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statements of Central Maine Power Company on Forms S-3 (File Nos. 33-56939, 33-36679, 33-39826, 33-44754, and 33-51611) of our report dated January 24, 1996, on our audit of the consolidated financial statements and financial statement schedule of Central Maine Power Company and subsidiary as of December 31, 1995 and 1994 and for the years then ended which report is included in this annual report on Form 10-K.



                                       Coopers & Lybrand L.L.P.

Portland, Maine
March 29, 1996
















                                      F-4

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